Exhibit 99.1
News Release
nCino Appoints New Board Member
Co-founder and former CEO of Global Data Consortium, Bill Spruill, joins nCino's Board of Directors
WILMINGTON, N.C., NOVEMBER 29, 2022 -- nCino (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced that it has appointed William (Bill) Spruill to its Board of Directors.
"Bill is a dynamic and entrepreneurial executive and we are proud to welcome him to the nCino board," said Pierre Naudé, Chairman and CEO of nCino. "As one of North Carolina’s most prominent tech founders with deep data expertise and a strong background in enterprise software, Bill’s experience and perspective will be invaluable to nCino as we continue to scale globally."
Spruill is the co-founder and former CEO of Global Data Consortium (GDC), a leading provider and industry expert in global electronic identity verification. During his tenure as CEO, he oversaw the formation of more than 50 enterprise channel relationships and established a cohort of more than 120 data suppliers creating a unique and successful consortium business model to deliver high quality identity data in near real-time for over 70 countries. Earlier this year, GDC was acquired by the London Stock Exchange Group (LSEG) for $300 million making it one of the largest minority founder exits in the enterprise technology sector in U.S. history.
Spruill joins Pam Kilday, former head of operations of Truist Financial; Steven Collins, former EVP & CFO of ExactTarget; Jon Doyle, member of the board of directors of, and current vice chairman, senior managing principal and head of the financial services group at, Piper Sandler; Jeffrey Horing, managing director at Insight Partners; William Ruh, president of Cairn Capital Management; Spencer Lake, former vice chairman of global banking and markets at HSBC; and Pierre Naudé, Chairman and Chief Executive Officer of nCino, on nCino's Board of Directors.
About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino’s single cloud-based platform enhances the employee and client experience to enable financial institutions to more effectively onboard clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,750 financial institutions of all types and sizes on a global basis. For more information, visit www.ncino.com.

Media Contacts
Ryan Kelly
+1 732.770.5942
ryan.kelly@ncino.com
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, among others, risks and uncertainties relating to the market adoption of our solution and privacy and data security matters. Additional risks and uncertainties that could affect nCino’s business and financial results are included in reports filed by nCino with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.